UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14A-12

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT TO

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 21, 2024

This document is an amendment (“Amendment”) to our Proxy Statement dated October 3, 2024, and furnished in connection with the Annual Meeting of Stockholders of ResMed Inc., which will be held on Thursday, November 21, 2024, at 8:30 a.m. Singapore Time and 11:30 a.m. Australian Eastern Time, which is Wednesday, November 20, 2024, at 4:30 p.m. US Pacific Time.

EXPLANATORY STATEMENT

Due to a scrivener’s error, the telephone number to vote and website address where our proxy statement and the annual report may be accessed was incorrectly stated in the Notice of Annual Meeting of Stockholders. The correct telephone number to vote by phone is 1-800-690-6903 and the correct website address to access our proxy statement and annual report is htttp://investors.resmed.com. Except as specifically revised by the information contained in this Amendment, this Amendment does not modify, amend, supplement, or otherwise affect any matter presented for consideration in, or other information set forth in, the Proxy Statement.